Exhibit 99.1

      NEW FRONTIER MEDIA REPORTS 2006 FIRST QUARTER RESULTS OF $0.11/SHARE

    BOULDER, Colo., Aug. 9 /PRNewswire-FirstCall/ --
New Frontier Media, Inc. (Nasdaq: NOOF), a leader in the electronic distribution of adult entertainment, announced 2006 first quarter results of $0.11 per fully diluted share, net of a quarterly tax rate of 36.48%. This compares with $0.12 per fully diluted share, net of a 30.02% quarterly tax rate, for the same quarter a year ago.

    The Company reported net revenue for the current year quarter of $11.0 million compared to $11.5 million for the same quarter a year ago, representing a decrease of 4%. Net income for the current year quarter was $2.5 million as compared to net income of $2.7 million for the first quarter a year ago, representing a decrease of 7%.

    "Our business continues to perform profitably and in a manner consistent with our expectations," said New Frontier Media, Inc. Chief Executive Officer Michael Weiner. "Management's energies remain keenly focused on the profitable exploitation of new technologies and new distribution channels, as is evidenced by the recent launches of our content on wireless platforms."

    Pay TV
    The Company's Pay TV Group reported revenue of $10.4 million for the quarter ended June 30, 2005, as compared to $10.8 million for the quarter ended June 30, 2004, which represents a decrease of 4%. Of this, revenue from the Pay TV Group's pay-per-view ("PPV") services increased 5% to $6.1 million for the quarter ended June 30, 2005, from $5.8 million for the quarter ended June 30, 2004. Revenue from the Pay TV Group's video-on-demand ("VOD") service, provided both to the cable and hotel markets, declined 10% to $3.5 million for the quarter ended June 30, 2005, from $3.9 million for the quarter ended June 30, 2004. Revenue from the Pay TV Group's C-Band service decreased 27% to $0.8 million for the quarter ended June 30, 2005, from $1.1 million for the quarter ended June 30, 2004.

    The increase in the Pay TV Group's PPV revenue is primarily related to an increase in revenue from new launches of TEN*Clips and TEN*Blox by a top five cable operator. The increase in revenue from these new launches was partially offset by two affiliated systems of two different cable operators transitioning adult from their digital PPV platform to VOD only. We do not anticipate that any other cable operators will be transitioning their adult content in this manner during our current fiscal year.

    The decrease in the Pay TV Group's VOD revenue is related to increased competition on platforms where the Pay TV Group had previously been the only provider of adult content. Declines in the Pay TV Group's cable VOD revenue as a result of increased competition was slightly offset by an increase in revenue from new VOD launches during the year.

    EBITDA for the Pay TV Group was $5.2 million for the quarter ended June 30, 2005, as compared to EBITDA of $5.7 million for the quarter ended June 30, 2004, representing a decrease of 9%. Gross margin for the Pay TV Group was 67% for both quarters ended June 30, 2005 and 2004, respectively. Operating expenses increased 16% year-over-year for the quarter due to an increase in sales and marketing costs.

    Internet Group
    The Company's Internet Group reported net revenue of $0.7 million for the quarters ended June 30, 2005 and 2004, respectively. EBITDA for the Internet Group was $0.1 million for the quarter ended June 30, 2005 as compared to $0 for the quarter ended June 30, 2004.

    Corporate Administration Expenses
    Corporate administration expenses were $1.3 million for both quarters ended June 30, 2005 and 2004, respectively.

    Future Outlook
    The Company is updating its 2006 fiscal year net income and EPS guidance, while reaffirming its revenue guidance as follows:

     Revenue guidance remains as $44.5  - $46.0 million
     Net income guidance is updated to $9.1 - $10.0 million from $8.4 - $9.3 million
     EPS guidance is updated to $0.39 - $0.43/share from $0.37 - $0.41/share

    This guidance assumes a 36.50% effective tax rate for the year.

    Conference Call Information
    New Frontier Media, Inc. will be conducting its conference call and web cast to discuss earnings today at 11 a.m. Eastern Time. The participant phone number for the conference call is (800)-257-2101. To participate in the web cast please log on to www.noof.com and click on "Investor Relations" and then "Webcasts & Events". A replay of the conference call will be available for seven days after 1 p.m. Eastern Time on August 9, 2005 at (800)-405-2236, access code 11036840#.
The replay will also be archived for twelve months on the Corporate web site at www.noof.com. This press release can be found on the Company's corporate web site, www.noof.com, under "Investor Relations/News Releases".

    This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", or variations of such words are intended to identify such forward-looking statements. All statements in this release regarding our fiscal year 2006 guidance, about the future outlook related to New Frontier Media and the outcome of any contingencies are forward-looking statements. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.

    ABOUT NEW FRONTIER MEDIA, INC.
    New Frontier Media, Inc. is a leading distributor of adult entertainment via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Broadband and video-on-demand.

    The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view, video-on-demand, and subscription TV networks and services to over 80 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TEN(TM), TEN*Clips(TM), TEN*Xtsy(TM), TEN*Blue(TM), TEN*Blox(TM), TEN*Max(TM) and TEN*On Demand(TM). These networks and services represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

    For more information about New Frontier Media, Inc. contact Karyn Miller, Chief Financial Officer, at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.

Consolidated Operating Results
(in '000's except per share amounts)

                                                           Quarter Ended
                                                              June 30,
                                                     -------------------------
                                                        2005           2004
                                                     -----------   -----------
Revenue                                              $    11,040   $    11,476

Cost of Sales                                             (3,595)       (3,945)

Gross Profit                                               7,445         7,531

Operating Expenses                                        (3,768)       (3,632)

Operating Income                                           3,677         3,899

Other Income/(Expense)                                       202            (1)

Net Income Before Taxes                              $     3,879   $     3,898

Provision for income taxes                                (1,415)       (1,170)

Net Income                                           $     2,464   $     2,728

Basic Income Per Share                               $      0.11   $      0.12

Diluted Income Per Share                             $      0.11   $      0.12

Basic shares outstanding                                  22,604        22,347

Diluted shares outstanding                                23,109        23,397

Reconciliation of Net Income to EBITDA as reported

                                                           Quarter Ended
                                                              June 30,
                                                     --------------------------
                                                        2005            2004
                                                     -----------    -----------
Net Income                                           $     2,464    $     2,728

Adjustments:
            Dep'n and Amort.(1)                              349            450
            Interest Expense                                  17             34
            Interest Income                                 (219)           (33)
            Income Taxes                                   1,415          1,170

EBITDA as reported                                   $     4,026    $     4,349

(1) Amortization excludes amortization of content licenses

The Condensed Statement of Operations should be read in conjunction with the Company's Form 10Q, 10-K and other filings with the Securities and Exchange Commission.

To obtain a copy please contact New Frontier Media, Inc.

                                                      (in 000s)      (in 000s)
                                                       June 30,       March 31,
Consolidated Balance Sheet                               2005           2005
------------------------------------------------     -----------    -----------
CURRENT ASSETS:
        Cash and cash equivalents                    $    18,790    $    18,403
        Marketable Securities                              7,117          9,075
        Accounts receivable, net                           6,835          8,034
        Prepaid expenses                                     440            529
        Deferred Tax Asset                                   334            382
        Income Tax Receivable                                  0            157
        Other                                                452            564

                TOTAL CURRENT ASSETS                      33,968         37,144

FURNITURE AND EQUIPMENT, net                               3,246          3,435

OTHER ASSETS:
        Prepaid distribution rights,
         net                                               9,556          9,721
        Marketable Securities                             10,698          4,547
        Goodwill                                           3,743          3,743
        Other identifiable intangible
         assets, net                                          38            101
        Other                                                836            837

                TOTAL OTHER ASSETS                        24,871         18,949

TOTAL ASSETS                                         $    62,085    $    59,528

CURRENT LIABILITIES:
        Accounts payable                             $     1,528    $     1,868
        Current portion of capital
         lease obligations                                    99            154
        Deferred revenue                                     540            484
        Current portion of notes
         payable                                             205            275
        Taxes Payable                                      1,051              0
        Accrued Liabilities                                2,097          3,076

                TOTAL CURRENT
                 LIABILITIES                               5,520          5,857

LONG TERM LIABILITIES:
        Deferred tax liability                                68              5

                TOTAL LONG-TERM
                 LIABILITIES                                  68              5

                        TOTAL
                         LIABILITIES                       5,588          5,862

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
        Common stock                                           2              2
        Additional paid-in capital                        55,531         55,173
        Accumulated earnings
         (deficit)                                         1,010         (1,454)
        Other comprehensive income
         (loss)                                              (46)           (55)
                TOTAL SHAREHOLDERS'
                 EQUITY                                   56,497         53,666

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                                              $    62,085    $    59,528

SOURCE  New Frontier Media
    -0-                             08/09/2005
    /CONTACT: Karyn Miller, Chief Financial Officer of New Frontier Media, +1-303-444-0900, ext. 102, kmiller@noof.com/
    /Web site:  http://www.noof.com /